Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-59085 and No. 033-65441) of Plymouth Rubber Company, Inc. of our report dated February 1, 1996 appearing on page 16 of this Form 10-K for the fiscal year ended December 1, 1995.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 19, 1996